WITHOUT PREJUDICE &
SUBJECT TO CONTRACT

DATED 18 AUGUST 2011

STRYKER UK LIMITED

and

ANDREW FOX-SMITH

COMPROMISE AGREEMENT

Baker & McKenzie LLP

London
Ref: COB

WITHOUT PREJUDICE &
SUBJECT TO CONTRACT

THIS AGREEMENT dated                              18 AUGUST 2011
B E T W E E N

(1)	STRYKER UK LIMITED, whose registered office is at Stryker House, Hambridge Road, Newbury, Berkshire RG14 5EG (the "Company")

and

(2)	ANDREW FOX-SMITH of 23 A, Tower 2, Dynasty Court 23, Old Peak Road, Mid-Levels Hong Kong (the "Employee")

IT IS AGREED as follows:

1.	TERMINATION OF EMPLOYMENt

1.
The Employee's employment with the Company and all Associated Companies including his secondment to Stryker Pacific Limited shall terminate due to the Employee's resignation on 1 March 2012 (the "Termination Date").

2.
From the date of this Agreement to August 31, 2011, Employee shall continue in his current position with the Company. From September 1, 2011 until the Termination Date (the “Advisory Period”), the Employee shall become an Advisor to the Chief Executive Officer of Stryker Corporation. As an Advisor, the Employee shall perform such reasonable duties to ensure a smooth leadership transition to the new Group President for Stryker International. During the Advisory Period, the Employee's working hours will be significantly reduced from his current schedule and he will undertake work as may reasonably be requested by the Chief Executive Officer to assist in the transition of leadership responsibilities, which may include advice regarding historical practices and operations, future planning, negotiation strategy, key business relationships, employee evaluation and assessment, and other duties or consultation reasonably requested by the Chief Executive Officer or his designee.

3.
During the Advisory Period, Employee shall continue to receive normal salary, normal allowances and contractual benefits as listed in attached Annex 6. For the avoidance of any doubt, during the Advisory Period:

(a)	the Employee shall remain an employee of the Company;

(b)
the Employee shall continue to receive normal salary, normal allowances and contractual benefits, including, for the avoidance of doubt, car allowance, employer contributions to the Company's pension scheme;

(c)
the Employee shall be eligible to receive the Employee's bonus entitlement under the 2011 Annual Incentive Bonus. The parties agree that the actual bonus will be paid in February 2012 and that the minimum bonus amount the Employee will receive under the 2011 Annual Incentive will be $158,100, which represents 50% of his potential bonus entitlement under the 2011 Annual Incentive Bonus.

(d)
the Employee shall not, other than for personal reasons, where the consent of the Company will not be required, contact any customers, suppliers, officers, employees, consultants, agents, distributors, shareholders, advisers or business contacts of the Company or any Associated Company, or undertake any work on behalf of the Company or any Associated Company, unless on the express instruction of, or with the prior consent of, the Company;

(e)	the Employee will not undertake any work, other than charity work, either on a self-employed basis or for any other company, firm, business entity or other organisation;

(f)	the Company may require the Employee to carry out reasonable duties other than his normal duties in addition to or instead of those normal duties for any period prior to the Termination Date;

(g)
whether he is located in Hong Kong or abroad, the Employee shall remain contactable by the Company during each working day and will inform the Vice President of Human Resources of Stryker Corporation immediately of any change to his contact details;

(h)
the Employee will not contact the press or other media or make any statement regarding the Company or any Associated Company, the Employee's employment with the Company or any Associated Company or its prospective termination;

(i)
save as expressly varied by this Agreement, the Employee's express and implied obligations under the Employee's contract of employment with the Company shall remain in full force and effect including (but not limited to) the Employee's obligations of good faith, fidelity and confidentiality;

(j)
the Company may, in its absolute discretion, appoint another employee of the Company to carry out some or all of the Employee's duties, however, this will not affect the Employee's status as an employee up to the Termination Date and his right to receive the payments and benefits set out in this Agreement;

(k)
the Employee will take all accrued annual leave during the Advisory Period by notifying the Vice President of Human Resources that he is on annual leave. The Employee agrees not to take any annual leave prior to October 1, 2011 and further agrees that he will not be reimbursed for any annual leave not taken by the Employee during the Advisory Period; and

(l)
this Agreement does not modify the terms of the Indemnification Agreement between the Company and the Employee dated effective 1 December 2008, except that the definition of “Indemnifiable Event” in Section 1(d) of the Indemnification Agreement shall be amended to add the words “Advisor to the Chief Executive Officer” after the words “Vice President, Group President, International” in two places, the purpose of which is to extend the Indemnification Agreement to the Employee's role as an Advisor to the Chief Executive Officer through to the Termination Date.

2.	PAYMENTS to the employee

1.
Provided that the Employee complies with the terms of this Agreement including but not limited to execution of the Further Compromise Agreement attached at Annex 4 and his compliance with the Stryker Covenant Agreement save as amended by this Agreement, the Company shall on its own behalf, and on behalf of all Associated Companies, pay the following sums to the Employee:

(a)
a payment of $350,000, without any admission of liability whatsoevert and in respect of the Particular Claims and Proceedings (as defined in Clause 4 below) less any appropriate deductions if any, in two equal instalments of $175,000 on 1 March 2012 and 1 September 2012;

(b)	a payment of £500.00 in respect of the Employee's obligations under Clause 6.2 of this Agreement less any appropriate deductions, if any, to be made on 1 March 2012.

2.	The Employee agrees that:

(a)
the Company may deduct from the sums referred to in Clause 2.1 any monies owed by the Employee to the Company or any Associated Company including, but not limited to, amounts due in respect of outstanding loan payments. To the best of its knowledge, the Company agrees that as at the date of this Agreement, there are no such monies owed to it by the Employee;

(b)	except for the sums, allowances and benefits referred to in this Agreement and its Annexes, no other sums or benefits are due to the Employee from the Company or any Associated Company;

(c)
he will indemnify the Company against all applicable taxes payable in Hong Kong or elsewhere in respect of the payments and benefits provided, or to be provided, pursuant to this Agreement, and all costs, claims, expenses or proceedings, penalties and interest incurred by the Company (which have not been incurred due to the fault, negligence or omission of the Company) which arise out of or in connection with any liability to pay (or deduct) such taxes in respect of such payments and benefits provided that no payment of such tax or other payment will be made by the Company without particulars of any proposed payment being given to the Employee prior to its being made and the Employee being given a reasonable opportunity to dispute the assessment.

The payment referred to in Clause 2.1(a) also includes (to the extent a court of competent jurisdiction holds that the laws of Hong Kong apply to the Employee's employment) the Employee's entitlement to a statutory long service payment of HK$198,750, calculated in accordance with the EO.
It is agreed between the parties that so long as the Employee is a resident of Hong Kong, all payments made to the Employee are subject to Hong Kong tax in the normal way and not UK tax. The Employee confirms and represents that he has been and will continue to be a Hong Kong resident and taxpayer for the foreseeable future.  The Employee will immediately inform Company of any change in his legal residency or taxpayer status no later than 30 days after any such change in status if such change occurs prior to 1 September 2012.

3.	BENEFITS TO THE EMPLOYEE

1.	Legal Costs
The Company shall, without any admission of liability whatsoever, pay directly to the Adviser (as defined in Clause 7.2 below) within 14 days of receipt of an invoice in accordance with Clause 3.1(b) the Employee's legal costs not to exceed the sum of £12,000 (inclusive of disbursements) plus VAT subject to receiving from the Adviser:

(a)	written confirmation that such legal costs were incurred solely in advising the Employee regarding the termination of the Employee's employment; and

(b)	a copy of an invoice in respect of such costs addressed to the Employee but marked payable by the Company.

2.	Continuation of Insurance

3.2.1
The Company shall, by way of further compensation in respect of the Particular Claims and Proceedings and without any admission of liability whatsoever, procure that the Employee shall remain covered by the Company's:

(a)	life insurance scheme; and

(b)	private medical insurance scheme; and

(c)	directors and officer's insurance scheme
until the Termination Date, on the same or equivalent level of cover as enjoyed by the Employee as at the date of this Agreement and subject always to the terms and conditions of the above insurance schemes from time to time in force.

3.	Reference
The Company shall give to any prospective employer (or employment agency) on request a reference subject always to the Company's compliance with its obligations to third parties relating to the giving of references, and provided always that all such requests must be directed to Michael W. Rude, Vice President Human Resources, Stryker Corporation.

4.	Stock awards
The Employee currently holds Restricted Stock Units (“RSUs”) and the options to purchase Stryker Common Stock (“Stock Options”) that are described, as to grant date, number of shares covered, purchase price, and vesting schedule, on Annex 5 hereto (collectively, the “Stock Grants”). Each such Stock Option shall remain exercisable in accordance with its original terms. With respect to any outstanding Stock Grants, the Employee acknowledges that he will cease to be an employee on the Termination Date and that accordingly, pursuant to the terms of the long term incentive plan(s) and/or Award Agreements under which they were granted, as of the Termination Date (i) any unvested Stock Grants will lapse, and (ii) any Stock Options that have vested as of that date will lapse unless exercised within thirty (30) days after the Termination Date according to the terms of such plans. For the avoidance of doubt, from the date of this Agreement through to the Termination Date, the Employee's unvested stock options and RSUs will continue to vest in accordance with their original terms. For the avoidance of doubt, the Employee acknowledges that none of the Performance Stock Units (PSUs) he received from Stryker will vest as of the Termination Date.

4.	SETTLEMENT AND WAIVER OF CLAIMS

1.
The Employee considers that he has or may have statutory claims, and therefore could bring proceedings, against the Company, or any Associated Company, or its or their employees, officers or shareholders, for:

(a)	Unfair dismissal under section 94 of the Employment Rights Act 1996.

(b)	Automatic unfair dismissal under sections 94 and 103A and protection from suffering detriment under section 47B of the Employment Rights Act 1996 (protected disclosures).

(c)	Automatic unfair dismissal under sections 94 and 104 of the Employment Rights Act 1996 (assertion of statutory rights).

(d)	Automatic unfair dismissal under section 94 of the Employment Rights Act 1996 and section 12 of the Employment Relations Act 1999 (right to accompaniment).

(e)	Statement of employment particulars and itemised pay statement under Part I of the Employment Rights Act 1996.

(f)	Deductions from wages and payments to employers under Part II of the Employment Rights Act 1996.

(g)	Minimum notice under Part IX of the Employment Rights Act 1996.

(h)	Written statement of reasons for dismissal under section 92 of the Employment Rights Act 1996.

(i)	Right to accompaniment and protection from suffering detriment under sections 10 and 12 of the Employment Relations Act 1999.

(together the "Particular Claims and Proceedings").

2.
Notwithstanding that the employment is governed by English law, to the extent a court of competent jurisdiction holds that the laws of Hong Kong apply to the employment, the Employee is taken to have elected to waive his rights to bring such claims under the laws of Hong Kong:

(a)	for wrongful termination, under Part VIA of the Employment Ordinance.

(b)	for a statutory severance payment, under Part VA of the Employment Ordinance.

(c)	for unauthorised deductions under section 32 of the Employment Ordinance.

(d)	the grant of rest days and substituted days under Part IV of the Employment Ordinance.

(e)	in relation to annual leave, statutory holidays, sickness allowance and other leave-related benefits under the Employment Ordinance.

(f)
for discrimination, harassment or victimisation made unlawful under the Sex Discrimination Ordinance, Disability Discrimination Ordinance, Family Status Discrimination Ordinance and Race Discrimination Ordinance.

(g)	for notice of termination of employment or payment in lieu under Part II of the Employment Ordinance.
(together the "Hong Kong Claims").

3.	The Employee agrees to accept the sums, allowances and benefits referred to at Clauses 2.1(a), 3.2, 3.4 and 3.5 of this Agreement in full and final settlement of:

(a)	the Employee's prospective entitlement to bring the Particular Claims and Proceedings; and

(b)	any other Statutory Employment Protection Claim; and

(c)	any Hong Kong Claims;

(d)
any claim for breach of the Employee's contract of employment with the Company or any Associated Company and all other claims and rights of action (whether under statute, contract, common law, tort, equity, or otherwise and whether or not the Employee is aware of the claim at the time of entering into this Agreement) in any jurisdiction in the world, howsoever arising which the Employee has or may have now or at any point in the future against the Company or any Associated Company, its or their officers, employees or shareholders, arising from or connected with the Employee's employment or the holding of any office with the Company or any Associated Company, the termination thereof.

4.	The parties agree that:

(a)	Clause 4.3 shall not apply to any claims against the Company or any Associated Company in respect of:

(i)
personal injury caused by the Company's or any Associated Company's negligence (save for any claims for compensation, or damages, for personal injury which may be brought pursuant to discrimination legislation and/or pursuant to Part V of the Employment Rights Act 1996);

(ii)	any pension rights or pension benefits which have accrued to the Employee up to the Termination Date; and

(iii)	any right to enforce the terms of this Agreement or the Further Compromise Agreement.

4.5
The parties agree that Clause 4.3 shall have effect irrespective of whether or not, as at the date of this Agreement, the Employee is or could be aware of such claims or has such claims in his express contemplation (including but not limited to claims of which the Employee becomes aware after the date of this Agreement in whole or in part as a result of new legislation or the development of common law or equity).

4.6	The Company represents that it does not intend on bringing any claim against the Employee and to the best of its knowledge, is unaware of any potential claim by Stryker against the Employee.

5.	eMPLOYEE's WARRANTIES
As a strict condition of this Agreement, the Employee warrants as at the date of this Agreement and to the best of his knowledge and belief as follows and acknowledges that the Company enters into this Agreement in reliance on these warranties:

1.
that the Particular Claims and Proceedings and the Hong Kong Claims are all of the claims and proceedings (whether statutory or otherwise) that the Employee considers he has, or may have, against the Company, any

Associated Company, its or their employees, officers or shareholders arising out of or in connection with the Employee's employment with the Company, or any Associated Company, or its termination;

2.
before entering into this Agreement, the Employee has raised with the Adviser (as defined in Clause 7.2 below) below all facts and issues relevant to the Employee's employment and its termination which could give rise to a claim against the Company or any Associated Company;

3.
that the Employee is not aware of any condition, mental or physical, or any other facts or circumstances, which could constitute the basis for a claim against the Company or any Associated Company for personal injury;

4.
that the Employee has not presented or issued a claim to the Employment Tribunals, a County Court or a High Court (or the courts and the Labour Tribunal of Hong Kong) in respect of any matter connected with the Employee's employment or its termination and that neither the Employee nor anyone acting on the Employee's behalf will present or issue such a claim;

5.
that the Employee has not committed any act or any omission which could amount to a breach of the express or implied terms of the Employee's contract of employment with the Company and/or any act of misconduct under the Company's Disciplinary Procedure and that the Employee has not withheld or failed to disclose any material fact concerning the performance of the Employee's duties with the Company or any Associated Company which would have entitled the Company to terminate the Employee's employment without notice, or which, if it had been done or omitted after the date of this Agreement, would constitute a breach of any of its terms; and

6.
that all grievances have been raised by the Employee and are hereby withdrawn and the Employee further warrants that he has no other grievance with the Company or any Associated Company in respect of or in connection with the Employee's employment with the Company or any Associated Company, its termination or any other matter.

6.	Parties' OBLIGATIONS

1.	The Employee agrees:

(a)
by the Termination Date or such earlier time if requested by the Company, to account for and return to the Company all Company Property save that, if permitted by the carrier and at Employee's cost and expense (if any), the Company agrees that it will transfer the Employee's mobile telephone number to the Employee as at the Termination Date;

(b)
to comply immediately with any request from the Company to delete, disclose details of, produce copies of, and/or permit inspection of all information and/or documents (including Confidential Information) relating to or belonging to the Company or any Associated Company which are held and/or saved on any computer, telecommunications or other electronic equipment belonging to or in the possession of the Employee;

(c)
on request to disclose to the Company all passwords (including passwords to all protected files) created or protected by him which are held and/or saved on any computer, telecommunications or other electronic equipment belonging to the Company;

(d)
to repay to the Company on demand and in full the payment received pursuant to Clause 2.1(a) above in the event that the Employee brings any claims or proceedings, (whether statutory or otherwise), relating to the Employee's employment with the Company or any Associated Company, or its termination, against the Company, any Associated Company, its or their employees, officers or shareholders, whether in an Employment Tribunal, a County Court, a High Court or otherwise (save for claims which fall within the exclusions set out in Clause 4.4 above). The Employee agrees that this sum shall be recoverable as a debt, together with all costs, including legal costs, reasonably incurred by the Company in recovering the sum and/or in relation to any claims or proceedings so brought by the Employee;

(e)
that the document entitled Stryker Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement between the Employee and Stryker Corporation dated 18 February 2009 (the "Stryker Covenant Agreement") shall remain in full force and effect (which means that the non-solicitation and non-compete provisions set forth in Sections 6.2, 6.3 and 6.4 of the Stryker Covenant Agreement shall remain in effect for six months following the Termination Date of March 1, 2012 save as otherwise amended in this clause 6.1(e). All provisions regarding payment to Employee pursuant to Section 6.6 of the Stryker Covenant Agreement are hereby waived as a result of Stryker's payments to the Employee pursuant to Sections 2.1. The Company also agrees that notwithstanding the Stryker Covenant Agreement, as of the Termination Date, and with no further consent required from the Company, the Employee may work in any non-competing capacity anywhere in the World including for a private equity firm; and

(f)
to resign, upon request from the Company. in writing from all directorships and other offices which the Employee holds with the Company or any Associated Company in the form set out in the draft letter attached hereto in Annex 3, such resignations taking effect from a date to be advised by the Company; provided, however, that any resignation of directorship or other office pursuant to this clause prior to the Termination Date will not amount to a resignation as an employee with the Company and the Employee will continue to receive the payment and benefits set out in this Agreement as an employee through to the Termination Date.

2.	In consideration of the payment referred to in Clause 2.1(b) above the Employee agrees:

(a)
subject to Clause 6.2(f) below, not to disclose (directly or indirectly) to any party the existence or contents of this Agreement except to the Employee's professional advisers, the Employee's spouse or registered civil partner (on the basis that each of the foregoing parties agrees to keep the same confidential), HM Revenue & Customs, the Inland Revenue Department of Hong Kong and the Internal Revenue Service (provided always that nothing in this Clause 6.2(a) shall prevent the Employee from supplying a copy of this Agreement and its Annexes to any court of competent jurisdiction, or as otherwise required by law and provided further that nothing in this provision shall restrict the Company or Associated Company to disclose this Agreement including, but not limited to, making a public disclosure of this Agreement and/or its contents);

(b)
without limitation in time not to divulge or make use of (whether directly or indirectly and whether for the Employee's own or another's benefit or purposes) any Confidential Information (this obligation does not apply to any disclosures required or protected by law or to any information in the public domain other than by way of unauthorised disclosure (whether by the Employee or another person));

(c)
that the Employee will, on the request of the Company or any Associated Company, assist it or them in corporate structure issues, employment and other legal claims and lawsuits including any threatened or actual litigation, any inquiry or investigation by any government entity and any other workplace issues concerning which the Employee has knowledge. Such cooperation will include, but not be limited to giving statements/affidavits, meeting with their legal and other professional advisers, attending any legal hearing and giving evidence) and/or responding to requests and preparing or executing materials related to the organisational structure of Stryker Corporation and its affiliated entities. Pursuant to this clause 6.2(c), the Company agrees that it will pay the Employee his reasonable travel and other related expenses. The Company will also provide the Employee with reasonable notice of any assistance that may be required and allow the Employee a reasonable amount of time to provide such assistance subject to the Employee's own commitments. Following the Termination Date, if the Company requests any cooperation that would require a significant amount of time from the Employee (“significant” being assistance in excess of 20 hours), the Company agrees to provide the Employee with reasonable compensation to offset any earnings that the Employee foregoes due to his cooperation at a rate to be negotiated and agreed between the parties as soon as practical and with the intent of being negotiated and agreed in advance of any assistance being provided by the Employee pursuant to this clause;

(d)
not to make, or cause to be made, (directly or indirectly) any derogatory or critical comments or statements (whether orally or in writing) about the Company or any Associated Company or its or their respective officers or employees;

(e)
not to make, or cause to be made (directly or indirectly), any statement or comment to the press or other media concerning the Employee's employment with the Company, or its termination, or the Employee's resignation from any directorships or other offices with the Company or any Associated Company without the prior written consent of the Company;

(f)
that in the event that the Employee is offered employment, consultancy or other business activities in the period covered by the restraints referred to in the Stryker Covenant Agreement, the Employee will deliver to the person making such an offer a full copy of the relevant restraints, if applicable. The Company agrees that the Employee may share with any prospective employer that he is able to work in a non-competing capacity Worldwide, and that this disclosure would not constitute a breach of confidentiality or clause 6.2(a) of this Agreement.

3.
The Company agrees to communicate in writing on or before the Termination Date to Stryker Corporation's Executive Leadership Team, instructing each of them not to make any derogatory or critical comments or statements about the Employee, the Employee's employment with the Company or its termination, or the Employee's resignation from any directorships or other offices with the Company or any Associated Company.

6.4
The Company agrees not to disclose (directly or indirectly) to any party the existence or contents of this Agreement except to the Company's professional advisers, HM Revenue & Customs, the Inland Revenue Department of Hong Kong and the Internal Revenue Service, the United States Securities and Exchange Commission (provided always that nothing in this Clause 6.4 shall prevent the Company from supplying a copy of this Agreement and its Annexes to any court of competent jurisdiction or government agency, or as otherwise required by law). The Employee acknowledges that this Agreement and the terms of this Agreement are subject to disclosure and public filing by the Company.

7.	COMPROMISE AGREEMENT

1.
It is agreed that the Employee's acceptance of the terms of this Agreement constitutes a compromise agreement satisfying all of the conditions relating to compromise agreements under S.203(3) Employment Rights Act 1996, S.147 Equality Act 2010, S.77(4A) Sex Discrimination Act 1975, S.87 Sex Discrimination Ordinance of Hong Kong, S.72(4A) Race Relations Act 1976, S.81 of the Race Discrimination Ordinance of Hong Kong, S.65 of the Family Status Discrimination Ordinance of Hong Kong; Schedule 3A, paragraph 2(2) Disability Discrimination Act 1995, S.83 of the Disability Discrimination Ordinance of Hong Kong, S.288(2B) Trade Union and Labour Relations (Consolidation) Act 1992, S.49(4) National Minimum Wage Act 1998, Regulation 35(3) Working Time Regulations 1998, Regulation 41(4) of the Transnational Information and Consultation of Employees Regulations 1999, Schedule 4, paragraph 2(2) Employment Equality (Religion or Belief) Regulations 2003, Schedule 4, paragraph 2(2) Employment Equality (Sexual Orientation) Regulations 2003, Regulation 40(4) of the Information and Consultation of Employees Regulations 2004, Paragraph 13 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006 and Schedule 5, Part 1, paragraph 2(2) of the Employment Equality (Age) Regulations 2006.

2.
Anita Rai of Taylor Vinters is a qualified independent lawyer (the "Adviser") who has advised the Employee on the terms and effect of this Agreement in so far as it is governed by UK Law and has signed a certificate attached as Annex 1. The Employee confirms that the Adviser has advised that there is in force a policy of insurance or an indemnity provided for members of a profession or professional body covering the risk of claims by the Employee in respect of any loss arising in consequence of that advice. For the avoidance of doubt, the Adviser has not advised, nor is qualified to advise, the Employee in any way on any non-UK related clauses, including in relation to Hong Kong or US Law and in relation to the Styrker Covenant Agreement. The Employee acknowledges that he may receive legal advice regarding the matters which Ms. Rai is not qualified to advise but has elected not to do so.

8.	DEFINITIONS
For the purposes of this Agreement the following words and phrases shall have the meanings set out below:

1.	An "Associated Company" includes any firm, company, business entity or other organisation:

(a)	which is directly or indirectly Controlled by the Company; or

(b)	which directly or indirectly Controls the Company; or

(c)	which is directly or indirectly Controlled by a third party who also directly or indirectly Controls the Company; or

(d)	of which the Company or any Associated Company is a partner; or

(e)
of which the Company or any Associated Companies referred to in Clauses 8.1(a) to (d) above owns or has a beneficial interest (whether directly or indirectly) in 20% or more of the issued share capital or 20% or more of the capital assets.

2.
"Company Property" means all property belonging to the Company or any Associated Company which is or has been in the Employee's possession or control including but not limited to mobile telephone, credit cards, keys and passes, laptop computer and related equipment, notes, correspondence, files, e‑mails, memos, reports, minutes, plans, records, surveys, software, diagrams, computer print‑outs, disks, USB flash drives, memory cards or sticks, cards, manuals, customer documentation or any other medium for storing information, and all copies, drafts, reproductions, notes, extracts or summaries (howsoever made) of the foregoing.

3.
"Confidential Information" means know-how, trade secrets, and technical, business and financial information and any other non-public information in any way learned by the Employee during his employment with the Company, including, but not limited to: (1) prices, renewal dates and other detailed terms of customer or supplier contracts and proposals; (2) information concerning the Company's and its Associated Companies' customers, clients, referral sources and vendors, and potential customers, clients, referral sources and vendors, including, but not limited to, names of these entities or their employees or representatives, preferences, needs or requirements, purchasing or sales histories, or other customer or client-specific information; (3) supplier and distributor lists; (4) pricing policies, methods of delivering services and products, and marketing and sales plans or strategies; (5) products, product know-how, product technology and product development strategies and plans; (6) employees, personnel or payroll records or information; (7) forecasts, budgets and other non-public financial information; (8) expansion plans, management policies and other business strategies; (9) inventions, research, development, manufacturing, purchasing, finance processes, technologies, machines, computer software, computer hardware, automated systems, engineering, marketing, merchandising, and selling.

4.	"Control" and its derivatives has the meaning set out in S.416 Income and Corporation Taxes Act 1988 (as amended).

5.
"Further Compromise Agreement" means a compromise agreement in the form attached at Annex 4 and amended only to the extent envisaged therein, to be signed by the Employee on or after the Termination Date.

6.
"Statutory Employment Protection Claim" means any of the claims listed in Annex 2 which the Employee has or may have against the Company or any Associated Company (whether or not the Employee is aware of the claims at the time of entering into this Agreement).

9.	MISCELLANEOUS

1.
This Agreement although marked "Without Prejudice" and "Subject to Contract" will, upon signature by both parties, and the completion of the Adviser's certificate at Annex 1, be treated as an open document evidencing an agreement binding on the parties.

2.
This Agreement may be executed by counterparts which together shall constitute one agreement. Either party may enter into this Agreement by executing a counterpart and this Agreement shall not take effect until it has been executed by both parties.

3.
The construction, validity and performance of this Agreement and all non-contractual obligations (if any) arising from or connected with this Agreement, other than the post-termination covenants set out in Clause 6.1(e), shall be governed by the laws of England. The post termination covenants contained in the agreement referred to at Clause 6.1(e) shall be interpreted according to the laws of the State of Michigan without regard to the conflict rules thereof.

4.
Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England over any claim or matter (including any non-contractual claim) arising under or in connection with this Agreement, other than agreement referred to at Clause 6.1(e) in which respect each party irrevocably agrees to submit to the exclusive jurisdiction of either the United States District Court for the Western District of Michigan or any state court located in Kalamazoo County, Michigan regarding any claim or matter arising.

5.	All references in this Agreement and its Annexes to the Company or any Associated Companies shall include any successor in title or assign of the Company or any of the Associated Companies.

6.
The terms of this Agreement, the Further Compromise Agreement and the agreement referred to at Clause 6.1(e) dated 18 February 2009 constitute the entire agreement and understanding between the parties hereto. Together they supersede and replace all prior negotiations, agreements, arrangements or understandings (whether implied or expressed, orally or in writing) concerning the subject‑matter hereof, all of which are hereby treated as terminated by mutual consent.

7.
A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

8.
The various provisions and sub‑provisions of this Agreement and its Annexes are severable and if any provision or identifiable part thereof is held to be unenforceable by any court of competent jurisdiction then such unenforceability shall not affect the enforceability of the remaining provisions or identifiable parts thereof in this Agreement or its Annexes.

9.
The Company is entering into this Agreement for itself and as agent for and trustee of all Associated Companies. The parties intend that each Associated Company should be able to enforce in its own right the terms of this Agreement which expressly or impliedly confer a benefit on that company subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999. The consent of any party who is not a party to this Agreement shall not be required for the variation or termination of this Agreement, even if that variation or termination affects the benefits conferred on such party.

10.	Headings are inserted for convenience only and shall not affect the construction of this Agreement.

SIGNED by or on behalf of the parties on the date first above written:

                                                                 ________________________
For and on behalf of                         ANDREW FOX‑SMITH
STRYKER UK LIMITED

ANNEX 1
ADVISER'S CERTIFICATE
I, Anita Rai, confirm that Andrew fox-smith of Flat A, 23rd Floor, Tower 2, 23 Old Peak Road, Hong Kong (the "Employee") has received independent legal advice from me on the terms and effect of this Agreement in so far as it is governed by UK Law, in accordance with the provisions of S.203(3) Employment Rights Act 1996, S.147 Equality Act 2010, S.77(4A) Sex Discrimination Act 1975, S.72(4A) Race Relations Act 1976, Schedule 3A, paragraph 2(2) Disability Discrimination Act 1995, S.288(2B) Trade Union and Labour Relations (Consolidation) Act 1992, S.49(4) National Minimum Wage Act 1998, Regulation 35(3) Working Time Regulations 1998, Regulation 41(4) of the Transnational Information and Consultation of Employees Regulations 1999, Schedule 4, paragraph 2(2) Employment Equality (Religion or Belief) Regulations 2003, Schedule 4, paragraph 2(2) Employment Equality (Sexual Orientation) Regulations 2003, Regulation 40(4) of the Information and Consultation of Employees Regulations 2004, Paragraph 13 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006 and Schedule 5, Part 1, paragraph 2(2) of the Employment Equality Age Regulations 2006.
I also warrant and confirm that I am a solicitor of the Supreme Court of England and Wales, who holds a valid practising certificate and whose Firm, Taylor Vinters, is covered by a policy of insurance, or an indemnity provided for members of a profession or professional body, which covers the risk of claims by the Employee in respect of any loss arising in consequence of such advice that I have given to the Employee in connection with the terms and effect of this Agreement.

SIGNED:                                              DATED:

Solicitor

ANNEX 2
STATUTORY EMPLOYMENT PROTECTION CLAIMS

Working Time
Working time rights which can be enforced in the Employment Tribunal under Regulation 30 of the Working Time

Regulations 1998.
Automatic unfair dismissal under sections 94 and 101A and protection from suffering detriment under section 45A Employment Rights Act 1996 (working time cases).
Family Friendly
Parental Leave
Parental leave under Part VIII of the Employment Rights Act 1996 and the Maternity and Parental Leave etc Regulations 1999.
Automatic unfair dismissal under sections 94 and 99 of the Employment Rights Act 1996 (leave for family reasons) and regulation 20 of the Maternity and Parental Leave etc Regulations 1999.
Protection from suffering detriment under section 47C of the Employment Rights Act 1996 (leave for family and domestic reasons) and regulation 19 of the Maternity and Parental Leave etc Regulations 1999.
Flexible Working
Request for flexible working under section 80F of the Employment Rights Act 1996 (statutory right to request contract variation).
Right to accompaniment and protection against detriment and dismissal under regulations 14 and 16 of the Flexible Working (Procedural Requirements) Regulations 2002.
Automatic unfair dismissal under sections 94 and 104C and protection from suffering detriment under section 47E of the Employment Rights Act 1996 (flexible working).
Time off for dependents
Time off for dependents under section 57A of the Employment Rights Act 1996.
Automatic unfair dismissal under sections 94 and 99 of the Employment Rights Act 1996 (leave for family reasons) and regulation 20 of the Maternity and Parental Leave etc Regulations 1999.
Protection from suffering detriment under section 47C of the Employment Rights Act 1996 (leave for family and domestic reasons) and regulation 19 of the Maternity and Parental Leave etc Regulations 1999.
Discrimination & Harassment
Equal pay under section 2 of the Equal Pay Act 1970.
Discrimination and/or harassment under sections 6 and 20A of the Sex Discrimination Act 1975.
Discrimination and/or harassment under sections 4 and 27A of the Race Relations Act 1976.
Discrimination and/or harassment under sections 4, 4A and 16A of the Disability Discrimination Act 1995.
Discrimination and/or harassment under regulations 6 and 21 of the Employment Equality (Religion or Belief) Regulations 2003.
Discrimination and/or harassment under regulations 6 and 21 of the Employment Equality (Sexual Orientation) Regulations 2003.
Discrimination and/or harassment under regulations 7 and 24 of the Employment Equality (Age) Regulations 2006.
The following claims under the Equality Act 2010 in relation to age: sections 39 and 108 (discrimination and victimisation); sections 40 and 108 (harassment); section 61 (breach of a non‑discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention).
The following claims under the Equality Act 2010 in relation to disability: sections 39 and 108 (discrimination and victimisation); sections 40 and 108 (harassment); section 61 (breach of a non‑discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention).
The following claims under the Equality Act 2010 in relation to gender reassignment: sections 39 and 108 (discrimination and victimisation); sections 40 and 108 (harassment); section 61 (breach of a non‑discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention).
The following claims under the Equality Act 2010 in relation to race: sections 39 and 108 (discrimination and victimisation); sections 40 and 108 (harassment); section 61 (breach of a non‑discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention).
The following claims under the Equality Act 2010 in relation to religion and belief: sections 39 and 108 (discrimination and victimisation); sections 40 and 108 (harassment); section 61 (breach of a non‑discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention).
The following claims under the Equality Act 2010 in relation to sex: sections 39 and 108 (discrimination and victimisation); sections 40 and 108 (harassment); section 61 (breach of a non‑discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention).
The following claims under the Equality Act 2010 in relation to sexual orientation: sections 39 and 108 (discrimination and victimisation); sections 40 and 108 (harassment); section 61 (breach of a non‑discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention).
The following claims under the Equality Act 2010 in relation to pregnancy and maternity: sections 39 and 108 (discrimination and victimisation); section 61 (breach of a non‑discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention).
The following claims under the Equality Act 2010 in relation to marriage and civil partnership: sections 39 and 108 (discrimination and victimisation); section 61 (breach of a non‑discrimination rule); section 110 (contraventions by employees); section 111 (instructing causing or inducing contraventions) and section 112 (knowingly helping a contravention).
Equal pay under sections 66 and 67 Equality Act 2010.
Victimisation because of a relevant pay disclosure under sections 39 and 77 Equality Act 2010.
Harassment under section 3 of the Protection from Harassment Act 1997 and any other claim for which the Company may be vicariously liable for the acts of its employees under statute and/or tort.
ANNEX 3
[FORMAT OF LETTER RESIGNING FROM DIRECTORSHIPS/OTHER OFFICES]

The Board of Directors
[COMPANY]
[REGISTERED OFFICE]
[DATE]
Dear Sirs
Resignation from directorships and other offices
I write to confirm my resignation, with immediate effect from the date of this letter, from my all directorships and other offices which I hold with the Stryker group of companies, including (without limitation) the following:
Pficonprod Pty. Ltd.
Stryker Australia LLC
Stryker Australia Pty. Ltd.
Stryker (Beijing) Healthcare Products Co., Ltd.
Stryker Canadian Management Inc. (Non Active)
Stryker China Limited
Stryker Corporation
Stryker Far East, Inc.
Stryker Global Technology Center Private Limited
Stryker Hong Kong Holdings Limited
Stryker (India) Private Limited
Stryker Japan Holding K.K.
Stryker Korea Ltd.
Stryker Mauritius Holding Ltd.
Stryker New Zealand Limited
Stryker Pacific Limited
Stryker (Suzhou) Medical Technology Co Ltd.

and I instruct and irrevocably authorise you, as my agent, to convey and effect such resignations to each of the relevant companies, by sending copies of this letter to the respective Board of Directors.
I further confirm that I have no cause of action against the Company or any Associated Companies (as defined in Clause 8.1 of the Compromise Agreement entered into between me and Stryker UK Limited dated [      ]) or its or their respective officers or employees, and hereby waive all and any such claims against it or them, arising from or connected with the above resignations.
Yours faithfully

____________________

ANNEX 4
FURTHER COMPROMISE AGREEMENT

WITHOUT PREJUDICE &

SUBJECT TO CONTRACT

THIS AGREEMENT dated                              2012
BETWEEN

(3)	STRYKER UK LIMITED, whose registered office is at Stryker House, Hambridge Road, Newbury, Berkshire RG14 5EG (the "Company")
and

(4)	ANDREW FOX‑SMITH of [Address] (the "Employee")
IT IS AGREED as follows:

10.	TERMINATION OF EMPLOYMENt

1.	Notice of termination having been given, the Employee's employment terminated on 1 March 2012 (the "Termination Date").

2.
The Company has agreed to provide the Employee with certain payments and benefits pursuant to a Compromise Agreement entered into between the Employee and the Company dated [INSERT DATE] (the "Compromise Agreement").

3.	Such payments and benefits are conditional on the parties entering into this Further Compromise Agreement following the Termination Date.

11.	SETTLEMENT AND WAIVER OF CLAIMS

1.
The Employee considers that he has or may have statutory claims, and therefore could bring proceedings, against the Company, or any Associated Company, or its or their employees, officers or shareholders, for:

(a)	Unfair dismissal under section 94 of the Employment Rights Act 1996.

(b)	Automatic unfair dismissal under sections 94 and 103A and protection from suffering detriment under section 47B of the Employment Rights Act 1996 (protected disclosures).

(c)	Automatic unfair dismissal under sections 94 and 104 of the Employment Rights Act 1996 (assertion of statutory rights).

(d)	Automatic unfair dismissal under section 94 of the Employment Rights Act 1996 and section 12 of the Employment Relations Act 1999 (right to accompaniment).

(e)	Statement of employment particulars and itemised pay statement under Part I of the Employment Rights Act 1996.

(f)	Deductions from wages and payments to employers under Part II of the Employment Rights Act 1996.

(g)	Minimum notice under Part IX of the Employment Rights Act 1996.

(h)	Written statement of reasons for dismissal under section 92 of the Employment Rights Act 1996.

(i)	Right to accompaniment and protection from suffering detriment under sections 10 and 12 of the Employment Relations Act 1999.

(j)
[insert reference to any additional claims which may have arisen between date of Compromise Agreement and Termination Date. Adviser to confirm whether he/ she has advised if any such claims exist and, if so, provide details, to be listed here.]

[Adviser to confirm if there are further particular claims and/or proceedings on which he/ she has advised the Employee.]
(together the "Particular Claims and Proceedings").

2.
Notwithstanding that the employment is governed by English law, to the extent a court of competent jurisdiction holds that the laws of Hong Kong apply to the employment, the Employee is taken to have elected to waive his rights to bring such claims under the laws of Hong Kong:

(a)	for wrongful termination, under Part VIA of the Employment Ordinance.

(b)	for a statutory severance payment, under Part VA of the Employment Ordinance.

(c)	for unauthorised deductions under section 32 of the Employment Ordinance.

(d)	the grant of rest days and substituted days under Part IV of the Employment Ordinance.

(e)	in relation to annual leave, statutory holidays, sickness allowance and other leave-related benefits under the Employment Ordinance.

(f)
for discrimination, harassment or victimisation made unlawful under the Sex Discrimination Ordinance, Disability Discrimination Ordinance, Family Status Discrimination Ordinance and Race Discrimination Ordinance.

(g)	for notice of termination of employment or payment in lieu under Part II of the Employment Ordinance.
(together the "Hong Kong Claims").

3.	The Employee agrees to accept the sum and benefits referred to at Clauses 2.1(a), 3.2, 3.5 and 3.6 of the Compromise Agreement in full and final settlement of:

(a)	the Employee's prospective entitlement to bring the Particular Claims and Proceedings; and

(b)	any other Statutory Employment Protection Claim; and

(c)	any Hong Kong Claims; and

(d)
any claim for breach of the Employee's contract of employment with the Company or any Associated Company and all other claims and rights of action (whether under statute, contract, common law, tort, equity or otherwise and whether or not the Employee is aware of the claim at the time of entering into this Agreement) in any jurisdiction in the world, howsoever arising which the Employee has or may have now or at any point in the future against the Company or any Associated Company, its or their officers, employees or shareholders, arising from or connected with the Employee's employment or the holding of any office with the Company or any Associated Company, the termination thereof or any other matter concerning the Company or any Associated Company; and including without limitation claims for claims under US common law or any federal or state statute or under Hong Kong law.

4.	The parties agree that:

(a)	Clause 2.2 shall not apply to any claims against the Company or any Associated Company in respect of:

(i)
personal injury caused by the Company's or any Associated Company's negligence (save for any claims for compensation, or damages, for personal injury which may be brought pursuant to discrimination legislation and/or pursuant to Part V of the Employment Rights Act 1996);

(ii)	any pension rights or pension benefits which have accrued to the Employee up to the Termination Date; and

(iii)	any right to enforce the terms of the Compromise Agreement or this Further Compromise Agreement
The parties agree that Clause 2.4 shall have effect irrespective of whether or not, as at the date of this Agreement, the Employee is or could be aware of such claims or has such claims in his express contemplation (including but not limited to claims of which the Employee becomes aware after the date of this Agreement in whole or in part as a result of new legislation or the development of common law or equity).

12.	eMPLOYEE's WARRANTIES
As a strict condition of this Agreement as at the date of this Agreement and to the best of his knowledge and belief, the Employee warrants as follows and acknowledges that the Company enters into this Agreement in reliance on these warranties:

1.
that the Particular Claims and Proceedings are all of the claims and proceedings (whether statutory or otherwise) that the Employee considers he has, or may have, against the Company, any Associated Company, its or their employees, officers or shareholders arising out of or in connection with the Employee's employment with the Company, or any Associated Company, or its termination;

2.
before entering into this Agreement, the Employee has raised with the Adviser (as defined in Clause 5.2 below) below all facts and issues relevant to the Employee's employment and its termination which could give rise to a claim against the Company or any Associated Company;

3.
that the Employee is not aware of any condition, mental or physical, or any other facts or circumstances, which could constitute the basis for a claim against the Company or any Associated Company for personal injury;

4.
that the Employee has not presented or issued a claim to the Employment Tribunals, a County Court or a High Court (or the courts and the Labour Tribunal of Hong Kong) in respect of any matter connected with the

Employee's employment or its termination and that neither the Employee nor anyone acting on the Employee's behalf will present or issue such a claim;

5.
that the Employee has not committed any act or any omission which could amount to a breach of the express or implied terms of the Employee's contract of employment with the Company and/or any act of misconduct under the Company's Disciplinary Procedure and that the Employee has not withheld or failed to disclose any material fact concerning the performance of the Employee's duties with the Company or any Associated Company which would have entitled the Company to terminate the Employee's employment without notice, or which, if it had been done or omitted after the date of this Agreement, would constitute a breach of any of its terms; and

6.
that all grievances [(including but not limited to the grievance dated [DATE])] have been raised by the Employee and are hereby withdrawn and the Employee further warrants that he has no other grievance with the Company or any Associated Company in respect of or in connection with the Employee's employment with the Company or any Associated Company, its termination or any other matter.

13.	EMPLOYEE's OBLIGATIONS

1.
The Employee agrees to repay to the Company on demand and in full the payment received pursuant to Clause 2.1(a) of the Compromise Agreement in the event that the Employee brings any claims or proceedings, (whether statutory or otherwise), relating to the Employee's employment with the Company or any Associated Company, or its termination, against the Company, any Associated Company, its or their employees, officers or shareholders, whether in an Employment Tribunal, a County Court, a High Court or otherwise (save for claims which fall within the exclusions set out in Clause 2.4 above). The Employee agrees that this sum shall be recoverable as a debt, together with all costs, including legal costs, reasonably incurred by the Company in recovering the sum and/or in relation to any claims or proceedings so brought by the Employee.

14.	COMPROMISE AGREEMENT and legal Costs

1.
It is agreed that the Employee's acceptance of the terms of this Agreement constitutes a compromise agreement satisfying all of the conditions relating to compromise agreements under S.203(3) Employment Rights Act 1996, S.147 Equality Act 2010, S.77(4A) Sex Discrimination Act 1975, S.87 Sex Discrimination Ordinance of Hong Kong, S. 65 of the Family Status Discrimination Ordinance of Hong Kong; S.72(4A) Race Relations Act 1976, S.81 of the Race Discrimination Ordinance of Hong Kong, Schedule 3A, paragraph 2(2) Disability Discrimination Act 1995, S.83 of the Disability Discrimination Ordinance of Hong Kong, S.288(2B) Trade Union and Labour Relations (Consolidation) Act 1992, S.49(4) National Minimum Wage Act 1998, Regulation 35(3) Working Time Regulations 1998, Regulation 41(4) of the Transnational Information and Consultation of Employees Regulations 1999, Schedule 4, paragraph 2(2) Employment Equality (Religion or Belief) Regulations 2003, Schedule 4, paragraph 2(2) Employment Equality (Sexual Orientation) Regulations 2003, Regulation 40(4) of the Information and Consultation of Employees Regulations 2004, Paragraph 13 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006 and Schedule 5, Part 1, paragraph 2(2) of the Employment Equality (Age) Regulations 2006.

2.
Anita Rai of Taylor Vinters is a qualified independent lawyer (the "Adviser") who has advised the Employee on the terms and effect of this Agreement and has signed a certificate attached as Annex 1. The Employee confirms that the Adviser has advised that there is in force a policy of insurance or an indemnity provided for members of a profession or professional body covering the risk of claims by the Employee in respect of any loss arising in consequence of that advice. For the avoidance of doubt, the Adviser has not advised, nor is qualified to advise, the Employee in any way on any non-UK related clauses, including in relation to Hong Kong or US Law. The Employee acknowledges that he may receive legal advice regarding the matters which Ms. Rai is not qualified to advise but has elected not to do so.

3.
The Company shall, without any admission of liability whatsoever, pay directly to the Adviser (as defined in Clause 5.2 above) within 14 days of receipt of an invoice in accordance with Clause 5.3(b) the Employee's legal costs not to exceed the sum of £750 (inclusive of disbursements) plus VAT subject to receiving from the Adviser:

(a)	written confirmation that such legal costs were incurred solely in advising the Employee regarding the termination of the Employee's employment and review of the Further Compromise Agreement; and

(b)	a copy of an invoice in respect of such costs addressed to the Employee but marked payable by the

Company.

15.	DEFINITIONS
For the purposes of this Agreement the following words and phrases shall have the meanings set out below:

1.	An "Associated Company" includes any firm, company, business entity or other organisation:

(a)	which is directly or indirectly Controlled by the Company; or

(b)	which directly or indirectly Controls the Company; or

(c)	which is directly or indirectly Controlled by a third party who also directly or indirectly Controls the Company; or

(d)	of which the Company or any Associated Company is a partner; or

(e)
of which the Company or any Associated Companies referred to in Clauses 6.1(a) to (d) above owns or has a beneficial interest (whether directly or indirectly) in 20% or more of the issued share capital or 20% or more of the capital assets.

2.	"Control" and its derivatives has the meaning set out in S.416 Income and Corporation Taxes Act 1988 (as amended).

3.
"Statutory Employment Protection Claim" means any of the claims listed in Schedule 2 which the Employee has or may have against the Company or any Associated Company (whether or not the Employee is aware of the claims at the time of entering into this Agreement).

16.	MISCELLANEOUS

1.
This Agreement although marked "Without Prejudice" and "Subject to Contract" will, upon signature by both parties and the completion of the Adviser's certificate at Schedule 1, be treated as an open document evidencing an agreement binding on the parties.,

2.
This Agreement may be executed by counterparts which together shall constitute one agreement. Either party may enter into this Agreement by executing a counterpart and this Agreement shall not take effect until it has been executed by both parties.

3.	The construction, validity and performance of this Agreement and all non-contractual obligations (if any) arising from or connected with this Agreement shall be governed by the laws of England.

4.
Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England over any claim or matter (including any non-contractual claim) arising under or in connection with this Agreement.

5.	All references in this Agreement and its Annexes to the Company or any Associated Companies shall include any successor in title or assign of the Company or any of the Associated Companies.

6.
The terms of this Agreement, the Compromise Agreement and the Stryker Covenant Agreement constitute the entire agreement and understanding between the parties hereto and together they supersede and replace all prior negotiations, agreements, arrangements or understanding (whether implied or expressed, orally or in writing) concerning the subject‑matter hereof, all of which are hereby treated as terminated by mutual consent.

7.
A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

8.
The various provisions and sub‑provisions of this Agreement and its Annexes are severable and if any provision or identifiable part thereof is held to be unenforceable by any court of competent jurisdiction then such unenforceability shall not affect the enforceability of the remaining provisions or identifiable parts thereof in this Agreement or its Annexes.

9.
The Company is entering into this Agreement for itself and as agent for and trustee of all Associated Companies. The parties intend that each Associated Company should be able to enforce in its own right the terms of this Agreement which expressly or impliedly confer a benefit on that company subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999. The consent of any party who is not a party to this Agreement shall not be required for the variation or termination of this Agreement, even if that variation or termination affects the benefits conferred on such party.

10.	Headings are inserted for convenience only and shall not affect the construction of this Agreement.

SIGNED by or on behalf of the parties on the date first above written:

                                                                 ________________________
For and on behalf of                         ANDREW FOX‑SMITH
STRYKER UK LIMITED
SCHEDULE 1
ADVISER'S CERTIFICATE
I, Anita Rai, confirm that ANDREW FOX-SMITH of Flat A, 23rd Floor, Tower 2, 23 Old Peak Road, Hong Kong (the "Employee") has received independent legal advice from me on the terms and effect of this Agreement in so far as it is governed by UK Law, in accordance with the provisions of S.203(3) Employment Rights Act 1996, S.147 Equality Act 2010, S.77(4A) Sex Discrimination Act 1975, S.72(4A) Race Relations Act 1976, Schedule 3A, paragraph 2(2) Disability Discrimination Act 1995, S.288(2B) Trade Union and Labour Relations (Consolidation) Act 1992, S.49(4) National Minimum Wage Act 1998, Regulation 35(3) Working Time Regulations 1998, Regulation 41(4) of the Transnational Information and Consultation of Employees Regulations 1999, Schedule 4, paragraph 2(2) Employment Equality (Religion or Belief) Regulations 2003, Schedule 4, paragraph 2(2) Employment Equality (Sexual Orientation) Regulations 2003, Regulation 40(4) of the Information and Consultation of Employees Regulations 2004, Paragraph 13 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006 and Schedule 5, Part 1, paragraph 2(2) of the Employment Equality Age Regulations 2006.
I also warrant and confirm that I am a solicitor of the Supreme Court of England and Wales, who holds a valid practising certificate and whose Firm, Taylor Vinters, is covered by a policy of insurance, or an indemnity provided for members of a profession or professional body, which covers the risk of claims by the Employee in respect of any loss arising in consequence of such advice that I have given to the Employee in connection with the terms and effect of this Agreement.

SIGNED:                                              DATED:

Solicitor

SCHEDULE 2
STATUTORY EMPLOYMENT PROTECTION CLAIMS
Working Time
Working time rights which can be enforced in the Employment Tribunal under Regulation 30 of the Working Time Regulations 1998.
Automatic unfair dismissal under sections 94 and 101A and protection from suffering detriment under section 45A Employment Rights Act 1996 (working time cases).
Family Friendly
Parental Leave
Parental leave under Part VIII of the Employment Rights Act 1996 and the Maternity and Parental Leave etc Regulations 1999.

Automatic unfair dismissal under sections 94 and 99 of the Employment Rights Act 1996 (leave for family reasons) and regulation 20 of the Maternity and Parental Leave etc Regulations 1999.
Protection from suffering detriment under section 47C of the Employment Rights Act 1996 (leave for family and domestic reasons) and regulation 19 of the Maternity and Parental Leave etc Regulations 1999.
Flexible Working
Request for flexible working under section 80F of the Employment Rights Act 1996 (statutory right to request contract variation).
Right to accompaniment and protection against detriment and dismissal under regulations 14 and 16 of the Flexible Working (Procedural Requirements) Regulations 2002.
Automatic unfair dismissal under sections 94 and 104C and protection from suffering detriment under section 47E of the Employment Rights Act 1996 (flexible working).
Time off for dependents
Time off for dependents under section 57A of the Employment Rights Act 1996.
Automatic unfair dismissal under sections 94 and 99 of the Employment Rights Act 1996 (leave for family reasons) and regulation 20 of the Maternity and Parental Leave etc Regulations 1999.
Protection from suffering detriment under section 47C of the Employment Rights Act 1996 (leave for family and domestic reasons) and regulation 19 of the Maternity and Parental Leave etc Regulations 1999.
Discrimination & Harassment
Equal pay under section 2 of the Equal Pay Act 1970.
Discrimination and/or harassment under sections 6 and 20A of the Sex Discrimination Act 1975.
Discrimination and/or harassment under sections 4 and 27A of the Race Relations Act 1976.
Discrimination and/or harassment under sections 4, 4A and 16A of the Disability Discrimination Act 1995.
Discrimination and/or harassment under regulations 6 and 21 of the Employment Equality (Religion or Belief) Regulations 2003.
Discrimination and/or harassment under regulations 6 and 21 of the Employment Equality (Sexual Orientation) Regulations 2003.
Discrimination and/or harassment under regulations 7 and 24 of the Employment Equality (Age) Regulations 2006.
ANNEX 5
STOCK AWARD INFORMATION

CHIDMS1/2883916.1

ANNEX 6

ALLOWANCES AND BENEFITS

Through to the Termination Date, the Company will continue to offer the Employee the following allowances and benefits at the same level as enjoyed by the Employee prior to this Agreement.

Retirement / Pensions contributions by the Company

Housing Allowance including payment of all utility bills

Education Allowance (2011 school year is to be paid in full, i.e. February 2011 to February 2012)

Automobile - in accordance with the Pacific Division Car Policy

Medical Insurance

Club Memberships for the Employee and his spouse including LRC, China Club and Clear Water Bay Golf Club.

Supplemental life, LTD and AD & D Insurance
The Company shall, without any admission of liability whatsoever, meet the reasonable cost of tax return preparation assistance incurred by a reputable accounting firm (to be determined by the Company) for the Employee for his annual tax return preparation for the year in which the employment terminates.

The Employee acknowledges that he has taken his Home Leave for 2011 and that he will not receive any Home Leave for 2012.
The Company confirms that the debentures that the Employee has in his own name and in the names of his children shall remain his property after the Termination Date and that these will not be repayable by the Employee and there will be no further liabilities in relation to these.
Should the Employee wish to continue either the life insurance or private medical insurance scheme after the Termination Date at his own expense and such insurance schemes may be transferred to the Employee, the Company agrees to this and will provide such prompt reasonable assistance as may be required to effect the transfer of the insurance to the Employee.

Through the Termination Date, the Employee and his family may continue to reside at his current residence, which is located at Flat A, 23rd Floor, Tower 2, 23 Old Peak Road, Hong Kong (“Employee Residence”), subject to the Company's Housing Allowance obligation above. The Employee will continue to comply with all obligations under the lease for such property.  The Employee will notify the Vice President of Human Resources for the Company if he will no longer reside at the residence prior to the Termination Date.